Exhibit 10.1

MATTEL, INC.

DEFERRED COMPENSATION AND PIP EXCESS PLAN

(POST-2004)

i

Table of Contents

(continued)

ii

MATTEL, INC. DEFERRED COMPENSATION AND PIP EXCESS PLAN

(POST-2004)

(Effective as of January 1, 2005)

Preamble

Mattel, Inc., a Delaware corporation (the “Company”) maintains the Mattel, Inc. Deferred Compensation and PIP Excess Plan, as it may be amended (the “DCPEP” or the “Plan”) to provide deferred compensation benefits for a select group of management or highly compensated employees. As a result of the enactment in 2004 of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), the Company wishes to adopt this document, the Mattel, Inc. Deferred Compensation and PIP Excess Plan (Post-2004), to reflect the terms that will govern amounts that were deferred (within the meaning of Treas. Reg. §1.409A-6(a)(1)) under the DCPEP in taxable years beginning on and after January 1, 2005. The terms of the DCPEP as in effect on October 3, 2004 will continue to govern amounts under the DCPEP that were deferred (with the meaning of Treas. Reg. §1.409A-6(a)(1)) during taxable years beginning prior to January 1, 2005, except that the administration provisions of Article VIII of this Plan document will apply to all amounts deferred under the Plan, whether on, before or after January 1, 2005. For these purposes, an amount is considered deferred before January 1, 2005, if before such date, the employee had a legally binding right to be paid the amount (within the meaning of Treas. Reg. §1.409A-1(b)(1)), and the right to the amount was earned and vested (within the meaning of Treas. Reg. §1.409A-6(a)).

The Plan is designed to provide deferred compensation benefits for a select group of management or highly compensated employees through deferrals of salary and incentive compensation and Company contributions. The Plan is also designed to provide for certain benefits that cannot be provided under a tax-qualified defined contribution retirement plan of the Company due to the limitations of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415(c) of the Code.

The plan document shall be effective as of January 1, 2005, subject to Section 9.6 hereof.

ARTICLE I.

TITLE AND DEFINITIONS

1.1 Title.

The Plan shall be known as the Mattel, Inc. Deferred Compensation and PIP Excess Plan and this document shall be referred to as the Mattel, Inc. Deferred Compensation and PIP Excess Plan (Post-2004).

1.2 Definitions.

Whenever the following words and phrases are used in the Plan, with the first letter capitalized, they shall have the meanings specified below.

(a) “Account” or “Accounts” shall mean a Participant’s Deferral Account, Excess 401(k) Deferral Account, Company Automatic Account, Company Discretionary Account and Company Matching Account. Such Accounts may be divided into subaccounts (based on the source of the Deferrals or Company Contributions, on a Plan Year basis, or such other basis determined by the Committee) and shall be reflected as a book reserve entry in the Company’s accounting records.

(b) “Base Salary” shall mean a Participant’s annual cash base salary, excluding bonus, incentive and all other remuneration for services rendered to the Company or a Participating Company, prior to reduction for any salary contributions to a plan established pursuant to Sections 125 or 132(f) of the Code or a plan qualified pursuant to Section 401(k) of the Code. Base Salary shall also include short-term disability payments from the Company or a Participating Company until the earlier of a Participant’s qualification for long-term disability benefits, Severance or the end of the six-month period after the Participant’s disability leave of absence commences.

(c) “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant or otherwise in accordance with Section 9.11 to receive the undistributed benefits specified hereunder in the event of the Participant’s death.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean a “change in control event” described in Treas. Reg. §1.409A-3(i)(5).

(f) “Code” shall have the meaning ascribed to such term in the Preamble. Any reference to any section of the Code shall also be a reference to any successor provision and any Department of the Treasury regulation promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board or the committee or individual appointed by the Compensation Committee of the Board in accordance with Article VIII.

(h) “Common Stock” shall mean the Company’s common stock, par value $1.00 per share.

(i) “Company” shall have the meaning ascribed to such term in the Preamble. Any reference to the Company shall also be a reference to any successor corporation.

(j) “Company Automatic Account” shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the Company Automatic Contributions, if any, debited by amounts equal to all distributions to and withdrawals made by the applicable Participant and/or his or her Beneficiary and adjusted for investment earnings and losses pursuant to Article V.

(k) “Company Automatic Contributions” shall mean any automatic contributions credited by the Company under the Plan in respect of certain Participants pursuant to Section 3.2.

(l) “Company Contributions” shall mean the Company Automatic Contributions, the Company Discretionary Contributions and the Company Matching Contributions.

(m) “Company Discretionary Account” shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the Company Discretionary Contributions, if any, debited by amounts equal to all distributions to and withdrawals made by the applicable Participant and/or his or her Beneficiary and adjusted for investment earnings and losses pursuant to Article V.

(n) “Company Discretionary Contributions” shall mean any discretionary contributions credited by the Company under the Plan in respect of Participants pursuant to Section 3.4.

(o) “Company Matching Account” shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the Company Matching Contributions, if any, debited by amounts equal to all distributions to and withdrawals made by the applicable Participant and/or his or her Beneficiary and adjusted for investment earnings and losses pursuant to Article V.

(p) “Company Matching Contributions” shall mean any employer matching contribution credited by the Company under the Plan in respect of Participants pursuant to Section 3.3.

(q) “Company Retirement Plan” shall mean a tax-qualified defined contribution retirement plan sponsored by the Company or a Participating Company.

(r) “Compensation” shall mean Base Salary, Short-Term Incentive Bonus, Long-Term Incentive Bonus and Discretionary Payments.

(s) “Deferrals” shall mean the amount credited to a Participant’s Account under the Plan to reflect the Participant’s interests in the Plan attributable to his or her elective deferrals of Compensation.

(t) “Deferral Account” shall mean the bookkeeping account maintained by the Company for each Participant that is credited with amounts equal to the portion of the Participant’s Compensation that such Participant elects to defer pursuant to Sections

3.1(b)(i) and (ii) as and when such Compensation otherwise would have been paid to the Participant, debited by amounts equal to all distributions to and withdrawals made by the Participant and/or his or her Beneficiary and adjusted for investment earnings and losses pursuant to Article V. The Deferral Account shall be further divided into a Base Salary Deferral Subaccount, Short-Term Incentive Bonus Deferral Subaccount, Long-Term Incentive Bonus Deferral Subaccount and Discretionary Payment Deferral Subaccount.

(u) “Deferral Election Form” shall mean the form(s) specified by the Committee for purposes of allowing Eligible Employees to elect to make Deferrals under the Plan, to specify the time and the form of payment of Deferrals and Company Contributions and to make other elections with respect to the Participant’s Accounts. Any reference herein to an election, designation or other action by a Participant in writing shall be deemed to include an electronic election, designation or act made on the Internet to the extent permitted by applicable law.

(v) “Disability” shall mean (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) a medically determinable physical or mental impairment of a Participant that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which has resulted in the Participant receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Company or its affiliate. Notwithstanding the foregoing, no distribution on account of a Participant’s Disability will be made to the extent that such Disability does not satisfy the requirements in Treas. Reg. §1.409A-3(i)(4)(i).

(w) “Discretionary Payments” shall mean any compensation payment or award that is specified by the Committee to be eligible for Deferral under the Plan.

(x) “Distributable Amount” shall mean the sum of the vested balance of a Participant’s Deferral Account, Excess 401(k) Deferral Account, Company Automatic Account, Company Discretionary Account and Company Matching Account, as applicable, determined as of, or immediately prior to, the applicable Payment Date. The Distributable Amount shall be determined on a Plan Year basis except in connection with distributions on account of the Participant’s death.

(y) “Election Period” shall mean the period specified by the Committee from time to time during which a Participant may elect to make or change Deferrals pursuant to Article III, provided that the Election Period must conclude prior to the December 31 of the Plan Year prior to the Plan Year with respect to which the services underlying the applicable Compensation are to be performed or with respect to which the relevant performance period commences, as applicable. Notwithstanding the foregoing, with respect to New Hire Elections, the Election Period for Deferrals of Base Salary (including any Excess 401(k) Deferrals pursuant to Section 3.1(b)(iii)) paid for services to be performed after the election is made shall be the 30-day period after the date the Eligible Employee becomes eligible to participate in the Plan in accordance with Section 1.2(z).

(z) “Eligible Employee” shall mean those employees designated by the Committee in its sole discretion from a select group of management or highly compensated employees of the Company or any Participating Company. Any Eligible Employee shall continue to be eligible to participate in the Plan until he or she ceases to be an Eligible Employee, whether by reason of his or her Severance, death or Disability or by reason of the Committee’s determination that he or she should no longer be designated as an Eligible Employee (it being understood that the Committee’s determination that an Eligible Employee should no longer be designated as an Eligible Employee shall only be effective for a Plan Year if made before the end of the applicable Election Period for such Plan Year and, if made thereafter, shall only be effective for Plan Years commencing after the end of the next Election Period). The Committee’s selection of any employee who is not an “Eligible Employee” as of January 1, 2009 shall take effect on the January 1 immediately following such selection; provided, however, that the Committee’s selection of a New Hire shall take effect 30 calendar days following the New Hire’s most recent date of hire if such date of hire occurs between January 1 and September 30 of the applicable calendar year.

(aa) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute. Any reference to any section of ERISA shall also be a reference to any successor provision and any Department of Labor regulation promulgated thereunder.

(bb) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

(cc) “Excess 401(k) Deferral Account” shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to the Participant’s Compensation that such Participant elects to defer pursuant to Section 3.1(b)(iii), debited by amounts equal to all distributions to and withdrawals made by the Participant and/or his or her Beneficiary and adjusted for investment earnings and losses pursuant to Article V.

(dd) “Excess 401(k) Deferrals” shall mean the amount, if any, which a Participant may not contribute to any Company Retirement Plan by reason of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415(c) of the Code and the regulations issued thereunder.

(ee) “Fair Market Value” shall mean the closing price of the Common Stock on the New York Stock Exchange at the close of normal trading hours for that day, or, if the New York Stock Exchange is closed on that day, the next preceding day on which the New York Stock Exchange was open.

(ff) “Hardship” shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The events that would constitute a Hardship will depend upon the facts and circumstances of each case, but, in any case, a Hardship Distribution may not be made to the extent that such Hardship does not satisfy the requirements of Treas. Reg. §1.409A-3(i)(3)(i).

(gg) “Hardship Distribution” shall mean a distribution due to Hardship, made in accordance with Section 7.2 hereof.

(hh) “Investment Fund” shall mean one or more of the investment funds selected by the Committee pursuant to Section 4.1 which shall be used to determine the return increments to be credited to each Participant’s Account. The Stock Equivalent Account shall be considered an Investment Fund for purposes of the Plan.

(ii) “Long-Term Incentive Bonus” shall mean any incentive award designated by the Committee as a long-term incentive bonus that is earned with respect to a Long-Term Incentive Bonus performance period.

(jj) “New Hire” shall mean an Eligible Employee who has not performed services for the Company or its affiliates during the 24-month period ending on the date of the Eligible Employee’s most recent hire date.

(kk) “New Hire Election” shall mean an “initial deferral election” to defer Base Salary that is made by a New Hire within the “first year of eligibility” (all within the meaning of Treas. Reg. §1.409A-2(a)(7)), subject to the requirements of Section 1.2(y).

(ll) “Participant” shall mean any Eligible Employee who has become a Participant in accordance with Article II and who has not received a complete distribution of all amounts credited to his or her Account.

(mm) “Participating Company” shall mean any affiliate of the Company.

(nn) “Payroll Date” shall mean, with respect to any Participant, the date Compensation otherwise would have been paid to the Participant.

(oo) “Payment Date” shall mean one of the following dates after which payment of Deferrals and Company Contributions, if applicable, is to be made or begin to be made: (1) the first January or July that is at least six months following a Participant’s Severance, (2) the first business day of the month following the month in which a Participant’s death occurs, (3) the first business day of the month following the month in which a Participant’s Disability occurs, (4) the first business day of the month following the month in which a Change in Control occurs or (5) the Scheduled Withdrawal Date, as applicable. Notwithstanding the foregoing, payment of Company Discretionary Contributions may be made in accordance with the distribution schedule established by the Company in accordance with Section 3.4.

(pp) “Plan” or “DCPEP” shall have the meaning ascribed to such term in the Preamble.

(qq) “Plan Year” shall mean the calendar year.

(rr) “Retirement” shall mean a Participant’s Severance at or after the attainment of age 55, provided that as of the date of such “separation from service,” the Participant has been credited with at least five years of service under the terms of a Company Retirement Plan.

(ss) “Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(tt) “Scheduled Withdrawal Date” shall be January of the Plan Year elected by the Participant for an in-service withdrawal, if any, as set forth on the applicable Deferral Election Form.

(uu) “Section 409A” shall mean Section 409A of the Code and the regulations and other guidance promulgated thereunder.

(vv) “Severance” shall mean a Participant’s “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), whether voluntary or involuntary, and whether or not treated by the Company or a Participating Company as a termination of employment. For purposes of this paragraph, a Participant on a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, will not be treated by the Company or a Participating Company as a “separation from service” if the period of such leave does not exceed 24 months. The Committee retains the discretion pursuant to Treas. Reg. §1.409A-1(h)(4) to determine whether a “separation from service” has occurred in connection with any asset purchase transaction.

(ww) “Short-Term Incentive Bonus” shall mean the annual incentive award earned by a Participant under the Mattel, Inc. Incentive Plan or its successor plan and any other incentive award designated by the Committee as a short-term incentive bonus that is earned with respect to a Plan Year.

(xx) “Stock Equivalent Account” shall mean an investment fund subaccount that is credited with the hypothetical purchase of whole or fractional shares of Common Stock. The Participant shall not have any rights as a stockholder of the Company with respect to the hypothetical shares of Common Stock credited to the Stock Equivalent

Accounts. Cash dividends, if any, shall be credited to a Participant’s Stock Equivalent Account in accordance with Section 5.1(c) and the number of hypothetical shares of Common Stock credited to Stock Equivalent Accounts shall be adjusted in accordance with Section 5.1(e).

ARTICLE II.

PARTICIPATION

An Eligible Employee shall become a Participant in the Plan by electing to make Deferrals in accordance with Section 3.1 or as a result of receiving a Company Automatic Contribution pursuant to Section 3.2 and filing such other forms as the Committee may reasonably require for participation hereunder. An Eligible Employee must be a participant in a Company Retirement Plan in order to defer any Compensation to the Excess 401(k) Deferrals Account under the Plan. The Committee shall establish from time to time such other requirements as it determines in its sole discretion are necessary. If an Eligible Employee fails to file a Deferral Election Form by the prescribed time in accordance with Section 3.1, such Eligible Employee shall be deemed to have elected, with respect to the applicable performance period, not to defer any Compensation under the Plan. The Committee may remove any Participant from active participation in the Plan in its sole discretion, it being understood that such removal will not affect such Participant’s Deferral elections with respect to any performance period that commenced prior to such removal or such Participant’s rights with respect to amounts previously deferred hereunder.

ARTICLE III.

DEFERRAL ELECTIONS

3.1 Elections to Defer Compensation.

(a) General Rule. Each Eligible Employee may defer Compensation by filing with the Committee a Deferral Election Form that conforms to the requirements of this Section 3.1, no later than the last day of the applicable Election Period preceding the Plan Year for which it is effective. An election to defer Compensation must be filed during the Election Period. An Eligible Employee may change an election to defer Compensation at any time before the time such election becomes irrevocable in accordance with Section 3.1(d).

(b) Deferral Amounts. The amount of Compensation which an Eligible Employee may elect to defer in accordance with Section 3.1(a) is subject to the following limitations:

(i) An Eligible Employee shall be permitted to defer to the Participant’s Deferral Account up to (but not more than) 90% (effective as of January 1, 2009, such limit shall be 75%) of such Eligible Employee’s Base Salary.

(ii) An Eligible Employee (other than a New Hire making a New Hire Election) shall be permitted to defer to the Eligible Employee’s Deferral Account all or part of any Short-Term Incentive Bonus, Long-Term Incentive Bonus or Discretionary Payments.

(iii) If an Eligible Employee who participates in a Company Retirement Plan has made the maximum elective contributions under Sections 402(g) or 401(k)(3) of the Code with respect to such plan, then such Eligible Employee shall be permitted to defer up to (but not more than) 20% of Participant’s Base Salary to the Eligible Employee’s Excess 401(k) Deferrals Account.

Notwithstanding the limitations established above, to the extent permitted by Section 409A, (1) the total amount deferred by an Eligible Employee may be limited in any Plan Year, if necessary, to satisfy the Eligible Employee’s income and employment tax withholding obligations (including Social Security, unemployment and Medicare), as determined in the sole and absolute discretion of the Committee and (2) the total amount deferred by an Eligible Employee for a Plan Year may be limited, if necessary, to satisfy the Eligible Employee’s employee benefit plan contribution requirements, provided that, in the case of (1) and (2), such reduction is determined prior to the conclusion of the applicable Election Period.

(c) Ordering Rule. If an Eligible Employee elects to defer Compensation to his or her Deferral Account and to his or her Excess 401(k) Deferrals Account, the Deferrals will be deducted from the Eligible Employee’s Compensation and credited to the Eligible Employee’s Deferral Account before any Deferrals are credited to the Eligible Employee’s Excess 401(k) Deferrals Account.

(d) Duration of Deferral Election. An Eligible Employee’s election to defer any Compensation shall be irrevocable at the end of the Election Period and may not be modified or revoked thereafter unless otherwise permitted by the Committee on terms consistent with Section 409A (including pursuant to Section 7.2(d)). An Eligible Employee’s Deferral elections shall be valid and effective only for the Plan Year with respect to which the election is made and an Eligible Employee may not change the amount of his or her Deferrals during a Plan Year, except that a Deferral election of Excess 401(k) Deferrals for any Plan Year (including any such Deferral election made pursuant to a New Hire Election) shall remain intact unless and until the Participant files a Deferral Election Form changing such Deferral election with the Committee. If a new Deferral election is not made with respect to any subsequent Plan Year under this Article III, an Eligible Employee’s Compensation with respect to such subsequent Plan Year will not be deferred under the Plan.

3.2 Company Automatic Contributions. Within five business days of each Payroll Date, the Company Automatic Account of each eligible Participant shall be credited with the Company Automatic Contributions. The Company Automatic Contributions shall be determined by subtracting the amount of the Company contribution allocated to the Participant’s “Company automatic contribution account” under any Company Retirement

Plan for the Payroll Date from an amount equal to a percentage of the Participant’s Base Salary for such Payroll Date according to the Participant’s attained age as of the last Payroll Date, as follows:

Participant’s Age at Last Valuation Date	Percentage of Base Salary
20 but less than 30 years	3%
30 but less than 40 years	4%
40 but less than 45 years	5%
45 but less than 50 years	6%
50 but less than 55 years	7%
55 years and older	8%

Notwithstanding the above, the Company reserves the right in its sole discretion to change the Company Automatic Contributions for a Plan Year prior to the conclusion of the applicable Election Period.

3.3 Company Matching Contributions. Within five business days of each Payroll Date, the Company Matching Account of each Participant shall be credited with the Company Matching Contributions. The Company Matching Account shall be divided into a Company Matching Deferral Subaccount representing the Company Matching Contributions, if any, related to any Deferral of Compensation and a Company Matching Excess 401(k) Deferrals Subaccount representing the Company Matching Contributions, if any, related to Deferrals of Compensation on account of any Excess 401(k) Deferrals.

(a) The Company Matching Contributions allocated to the Company Matching Deferral Subaccount shall be an amount equal to the sum of (i) and (ii) below:

(i) an amount equal to 100% of the first 2% of the Participant’s Deferrals of Base Salary into the Deferral Account for such Payroll Date.

(ii) an amount equal to 50% of the next 4% of the Participant’s Deferrals of Base Salary into the Deferral Account for such Payroll Date.

(b) The Company Matching Contributions allocated to the Company Matching Excess 401(k) Deferrals Subaccount shall be an amount equal to the sum of (i) and (ii) below:

(i) an amount equal to 100% of the first 2% of the Participant’s Compensation deferred to the Excess 401(k) Deferrals Account for such Payroll Date.

(ii) an amount equal to 50% of the next 4% of the Participant’s Compensation deferred to the Excess 401(k) Deferrals Account for such Payroll Date.

(c) Notwithstanding the above, the Company reserves the right in its sole discretion to change the Company Matching Contributions for a Plan Year prior to the conclusion of the applicable Election Period.

3.4 Company Discretionary Contributions. The Company, in its sole discretion, may make Company Discretionary Contributions at any time, provided that the distribution schedule of any such contribution must be established by the Company at the time the Participant obtains a legally binding right (within the meaning of Treas. Reg. §1.409A-1(b)(1)) to be paid such contribution (or, if permitted by the Company and such contribution satisfies the continued service requirements of Treas. Reg. §1.409A-2(a)(5), by the Participant within 30 days after such contribution).

3.5 FICA and Other Taxes.

(a) Annual Deferral Amounts. For each Plan Year in which a Participant makes a Deferral under Section 3.1, the Company shall withhold from that portion of the Participant’s Compensation that is not being deferred, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes on such amount. If necessary, to the extent permitted by Section 409A, the Committee may reduce the Participant’s Deferrals under Section 3.1 in order to comply with this Section.

(b) Company Contributions. For each Plan Year in which a Participant is credited with Company Contributions pursuant to Sections 3.2, 3.3 or 3.4, the Company shall withhold from the Participant’s Compensation that is not deferred, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes. If necessary, to the extent permitted by Section 409A, the Committee may reduce the Participant’s Company Contributions in order to comply with this Section.

ARTICLE IV.

INVESTMENTS

4.1 Investment Funds.

(a) Generally. In the manner specified by the Committee, Participants may elect one or more Investment Funds to be used to determine the additional amounts to be credited to their Accounts. Although the Participant may designate the Investment Funds, the Committee shall not be bound by such designation. The Committee shall select from time to time, in its sole discretion, the Investment Funds to be available under the Plan.

(b) No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Investment Funds are to be used for measurement purposes only, and a Participant’s election of any such Investment Fund, the allocation of such Participant’s Accounts thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Accounts shall not be considered or construed in any manner as an actual investment of such Participant’s Accounts in any such Investment Fund. In the event that the Company or the trustee of the trust described in Section 9.2, in its own discretion, decides to invest funds in any or all of the Investment Funds, no Participant shall have any rights in or to such investments. Without limiting the foregoing, a Participant’s Accounts at all times shall be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company. The Participant at all times shall remain an unsecured creditor of the Company.

4.2 Investment Elections. Participants may, subject to Section 4.1(a), designate how their Deferrals and Company Contributions shall be deemed to be invested under the Plan.

(a) At the time of making the Deferral elections described in Section 3.1, the Participant shall designate, on a form or in the manner provided by the Committee (any which form or manner shall set forth or provide an opportunity to elect different Investment Funds for different percentage increments of the amounts being deferred, in accordance with rules established by the Committee), the type of Investment Funds in which the Participant’s Account shall be deemed to be invested for purposes of determining the amount of earnings or losses to be credited to that Account.

(b) A Participant may elect to change the Investment Fund allocations of the Participant’s Accounts daily by filing an election, on a form or in the manner provided by the Committee, which election specifies in whole percentages the amounts to be transferred from the specific Accounts and specifies the new Investment Fund; provided, however, that (x) amounts not previously credited to the Stock Equivalent Account may not be transferred to the Stock Equivalent Account at any time other than in accordance with Section 4.3 and the Company’s insider trading policy and (y) no amounts credited to the Stock Equivalent Account may be transferred to any other Investment Fund. Any election to change an Investment Fund shall be effective on the first business day following the receipt by the Committee of such election.

(c) The Committee has the discretion to determine at any time that no additional Deferrals shall be credited to the Stock Equivalent Account of any Participant. In the event all Stock Equivalent Accounts are frozen, the Committee may permit any affected Participant to change such Participant’s Investment Fund allocation with respect to future Deferrals.

(d) If a Participant fails to elect an Investment Fund, such Participant shall be deemed to have elected the default Investment Fund (as specified by the Committee) for all of such Participant’s Accounts.

(e) Participants who incur a Severance but have not yet commenced distributions under Article VII or Participants or Beneficiaries who are receiving installment payments may continue to make investment elections pursuant to this Section 4.2, except as otherwise determined by the Committee.

4.3 Compliance with the Exchange Act.

(a) Any Participant or Beneficiary who is subject to Section 16 of the Exchange Act shall have his or her Investment Fund elections under the Plan subject to the requirements of the Exchange Act, as interpreted by the Committee. Any such

Participant or Beneficiary who elects to have any portion of his or her Deferral Account, Excess 401(k) Deferrals Account, Company Automatic Account, Company Discretionary Account and Company Matching Account or his or her future Deferrals or Company Contributions invested in the Stock Equivalent Account may not make an election with the opposite effect under any other Company-sponsored plan until six months and one day following the original election. Any such Participant or Beneficiary who wishes to elect any change affecting the time or form of distribution of his or her Stock Equivalent Account balance must first obtain the prior approval of the Compensation Committee of the Board.

(b) Notwithstanding any other provision of the Plan or any rule, instruction, Deferral Election Form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) and Rule 10b-5 promulgated under the Exchange Act that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such Plan provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

ARTICLE V.

ACCOUNTS

5.1 Accounts.

(a) The Committee shall establish and maintain a Deferral Account, Excess 401(k) Deferrals Account, Company Automatic Account, Company Discretionary Account and Company Matching Account for each Participant under the Plan. Each Participant’s Accounts shall be further divided into separate subaccounts (“investment fund subaccounts”), each of which corresponds to an Investment Fund elected by the Participant pursuant to Section 4.2.

(b) Within five business days of each Payroll Date, the Committee shall credit the investment fund subaccounts of the Participant’s Accounts with an amount equal to Compensation deferred by the Participant during the applicable pay period in accordance with the Participant’s Deferral Election Form under Section 3.1.

(c) A Participant’s Stock Equivalent Account shall be credited on the date cash dividends are paid with a hypothetical number of whole or fractional shares of Common Stock equivalent to the quotient of (i) any cash dividend payment on the number of shares of Common Stock equal to the number of whole or fractional hypothetical shares of Common Stock in such Stock Equivalent Account on the record date for such dividend, divided by (ii) the Fair Market Value of a share of Common Stock on the applicable dividend payment date.

(d) A Participant’s Accounts shall be credited or debited as of each business day based on the performance of each Investment Fund selected by the Participant, as determined by the Committee in its sole discretion based on the performance of the Investment Funds themselves, and also credited with an amount equal to any Deferrals and/or Company Contributions pursuant to subsection (b) and debited by amounts equal to all payments to the Participant and/or his or her Beneficiary.

(e) In the event of any change in outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change affecting the Common Stock, the Committee shall make such adjustments, if any, that it deems appropriate in the number of hypothetical shares of Common Stock then credited to Stock Equivalent Accounts. Any and all such adjustments shall be conclusive and binding.

ARTICLE VI.

VESTING

Each Participant shall be 100% vested in such Participant’s Deferral Account, Excess 401(k) Deferrals Account, Company Automatic Account and Company Matching Account at all times. A Participant’s Company Discretionary Account, if any, shall be subject to such vesting schedule as the Committee may establish at the time the Company Discretionary Contributions are made to the Plan.

ARTICLE VII.

DISTRIBUTIONS

7.1 Distribution of Accounts. Except as provided in Sections 3.4 or 7.1(e)(ii), a Participant’s Accounts will become distributable as a result of the first of the following permissible payment events to occur: (1) a Participant’s Severance (including on account of Retirement); (2) a Participant’s Disability; (3) a Participant’s death; or (4) a Scheduled Withdrawal Date. At the time a Participant elects to defer amounts hereunder, such Participant shall make an election with respect to the form of payment of such Deferrals, in accordance with the requirements set forth below or as otherwise provided by the Committee, by filing a Deferral Election Form with the Committee. Any Deferral of Excess 401(k) Deferrals shall be paid in the form of a lump sum unless a Participant shall make an election with respect to the form of payment of such Deferrals by filing a Deferral Election Form with the Committee.

(a) Distribution at Severance other than on Account of Retirement. With respect to elections to commence distributions upon a Severance other than on account of Retirement, a Participant shall elect to receive his or her Distributable Amount (determined on a Plan Year basis) in (i) two to five annual installments as specified by the Committee in a Deferral Election Form, provided that in no event shall any installment payment remain payable after the fifth Plan Year following the Plan Year in which a Participant’s Severance other than on account of Retirement occurs, or (ii) a lump sum. Except as provided in Section 3.4, all amounts deferred for any Plan Year that are payable upon a Participant’s Severance other than on account of Retirement must be payable upon the same distribution schedule (for this purpose, Short-Term Incentive Bonus amounts shall be deemed deferred during the Plan Year to which the actual performance relates, Long-Term Incentive Bonus amounts shall be deemed to have been deferred in the first Plan Year of the applicable performance period, and all other Compensation (and related Company Contributions) shall be deemed deferred during the Plan Year such Compensation otherwise would have been paid to the Participant). Payment shall be made or commence, as applicable, on or as soon as administratively practicable following the Payment Date. If no distribution election is made or if the Distributable Amount (for this purpose, determined on a Plan Year basis) is less than $5,000, the distribution shall be in the form of a lump sum. For purposes of the foregoing, if a Participant elects to receive a Distributable Amount in the form of annual installments, the Distributable Amount shall be determined as of the last business day of the month in which such Participant’s Severance other than on account of Retirement occurs.

(b) Distribution at Retirement. With respect to elections to commence distributions upon Retirement, a Participant shall elect to receive his or her Distributable Amount (determined on a Plan Year basis) in (i) two to fifteen annual installments as specified by the Committee in a Deferral Election Form, provided that in no event shall any installment payment remain payable after the fifteenth Plan Year following the Plan Year in which the Participant’s Retirement occurs, or (ii) a lump sum. Except as provided in Section 3.4, all amounts deferred for any Plan Year that are payable upon a Participant’s Retirement must be payable upon the same distribution schedule (for this purpose, Short-Term Incentive Bonus amounts shall be deemed deferred during the Plan Year to which the actual performance relates, Long-Term Incentive Bonus amounts shall be deemed to have been deferred in the first Plan Year of the applicable performance period, and all other Compensation (and related Company Contributions) shall be deemed deferred during the Plan Year such Compensation otherwise would have been paid to the Participant). Payment shall be made or commence, as applicable, on or as soon as administratively practicable following the Payment Date. If no distribution election is made or if the Distributable Amount (for this purpose, determined on a Plan Year basis) is less than $5,000, the distribution shall be in the form of a lump sum. For purposes of the foregoing, if a Participant elects to receive a Distributable Amount in the form of annual installments, the Distributable Amount shall be determined as of the last business day of the month in which such Participant’s Retirement occurs.

(c) Distribution upon Disability. With respect to elections to commence distributions upon a Participant’s Disability, a Participant may elect to receive his or her Distributable Amount (determined on a Plan Year basis) in (i) two to fifteen annual installments, provided that in no event shall any installment payment remain payable after the fifteenth Plan Year following the Plan Year in which the Participant incurs a Disability, or (ii) a lump sum. Payment shall be made or commence, as applicable, on or as soon as administratively practicable following the Payment Date. If no distribution election is made or if the Distributable Amount (for this purpose, determined on a Plan Year basis) is less than $5,000, the distribution shall be in the form of a lump sum. For purposes of the foregoing, if a Participant elects to receive a Distributable Amount in the form of annual installments, the Distributable Amount shall be determined as of the valuation date set forth in Section 7.4(d) for the first annual installment payment.

(d) Distribution at Death. With respect to elections to commence distributions upon a Participant’s death, a Participant may elect to have his or her Distributable Amount paid to his or her Beneficiary in (i) two to five annual installments, provided that in no event shall any installment payment remain payable after the fifth Plan Year following the Plan Year in which the Participant’s death occurs, or (ii) a lump sum. Payment shall be made or commence, as applicable, on or as soon as administratively practicable following the Payment Date. If no distribution election is made or if the Distributable Amount is less than $50,000, the distribution shall be in the form of a lump sum to the Participant’s Beneficiary. For purposes of the foregoing, if a Participant elects to receive the Distributable Amount in the form of annual installments, the Distributable Amount shall be determined as of the valuation date set forth in Section 7.4(d) for the first annual installment payment. If a Participant dies after the date distributions commence pursuant to Sections 7.1(a), (b), (c) or (e), the Participant’s Accounts shall continue to be distributed to the Participant’s Beneficiary in accordance with the Participant’s election under Sections 7.1(a), (b), (c) or (e).

(e) Distribution on a Scheduled Withdrawal Date.

(i) In the case of a Participant who has elected a Scheduled Withdrawal Date for a distribution while still in the employ of the Company or a Participating Company, such Participant shall receive his or her Deferrals of Compensation (but excluding Company Contributions and Compensation credited to the Excess 401(k) Deferrals Account) as shall have been elected by the Participant to be subject to the Scheduled Withdrawal Date (the “Withdrawal Amount”). A Participant’s Scheduled Withdrawal Date with respect to the Withdrawal Amount must be in January and must be no earlier than the third Plan Year to commence following the year of Deferral. With respect to elections to commence distributions upon a Scheduled Withdrawal Date, such Participant may elect to receive the applicable amount in (i) two to five annual installments or (ii) a lump sum. If the Deferral Election Form does not specify the method of distribution or if the Withdrawal Amount (for this purpose, determined on a Plan Year basis) is less than $10,000 as of the Scheduled Withdrawal Date, the distribution shall be in the form of a lump sum. For purposes of the foregoing, if a Participant elects to receive a Withdrawal Amount in the form of annual installments, the Withdrawal Amount shall be determined as of the valuation date set forth in Section 7.4(d) for the first annual installment payment.

(ii) In the event of a Participant’s Severance, Disability or death while receiving the Withdrawal Amount, the Participant’s remaining Withdrawal Amount shall continue to be distributed in accordance with the Participant’s election under Section 7.1(e) and the Distributable Amount (other than the Withdrawal Amount) shall be paid in accordance with the Participant’s election, under Section 7.1(a), (b), (c) or (d), as applicable.

7.2 Hardship Distribution. A Participant shall be permitted to request a Hardship Distribution of all or a portion of such Participant’s Deferral Account under the Plan prior to the applicable date of distribution, subject to the following restrictions:

(a) The request for a Hardship Distribution shall be made by filing such form and documentation as is required by the Committee.

(b) The Committee shall have made a determination in its sole discretion that the circumstances giving rise to the requested distribution constitute a Hardship in accordance with Treas. Reg. §1.409A-3(i)(3)(i)-(iii).

(c) The Hardship Distribution amount shall be valued as of the date the election form described in subsection (a) is approved by the Committee and shall be paid as soon as administratively feasible thereafter. Any Hardship Distribution amount shall be limited to the maximum amount that may be distributed in compliance with Treas. Reg. §1.409A-3(i)(3)(ii).

(d) The Committee shall have the discretion, in the case of a Hardship Distribution petition, to cancel the applicable Participant’s Deferral elections with respect to future Compensation (which cancellation may be in addition to or instead of a Hardship Distribution) in accordance with Treas. Reg. §1.409A-3(j)(4)(viii).

7.3 Change in Control. If a Change in Control occurs, a Participant who has not received a complete distribution of the amounts credited to his or her Accounts as of the date of the Change in Control shall receive a distribution of all amounts remaining in the Participant’s Accounts in a lump sum payment on the Payment Date and all Deferrals under the Plan shall cease on the valuation date set forth in Section 7.4(c). For purposes of this Section 7.3, the amount of the Participant’s Accounts shall be valued as of the valuation date set forth in Section 7.4(c).

7.4 Miscellaneous Distribution Rules.

(a) Changes to Distribution Elections. A Participant may make an election to postpone the Payment Date of any distribution hereunder on account of a Participant’s Severance (including a Severance on account of Retirement), Scheduled Withdrawal Date or Disability by giving the Committee notice, in a form and in the manner provided by the Committee, provided that (i) a Participant may make only one election to postpone the Payment Date(s) set forth in such Participant’s initial Deferral Election Form for each Plan Year, (ii) any such election to postpone must be made prior to the date upon which a Participant’s Accounts become distributable pursuant to Section 7.1, provided that any election to postpone a Scheduled Withdrawal Date must be made not less than 12 months prior to the Scheduled Withdrawal Date (iii) any such election to postpone shall take effect only on the first anniversary of such election, (iv) any such election must postpone the date of distribution by at least five years (except that it may provide for earlier payment upon death or Disability or in the event of a Hardship), and (v) in no event shall any amount remain payable under the Plan following the last date upon which the Participant must receive installment payments with respect to the applicable payment event pursuant to Section 7.1. For purposes of this Section, each installment payment pursuant to an election to receive a distribution in installments shall be construed as a separate identified payment for purposes of Treas. Reg. §1.409A-2(b)(2)(iii).

(b) Investment Adjustments. A Participant’s Accounts shall continue to be adjusted for investment earnings and losses pursuant to Section 4.2 of the Plan until all amounts credited to such Participant’s Accounts under the Plan have been distributed.

(c) Lump Sum Valuations. If an amount is paid as a lump sum distribution, the Distributable Amount or Withdrawal Amount of the Participant’s Accounts shall be valued as of the close of business on the last business day of the month immediately preceding the month in which such distribution is made to the Participant.

(d) Calculating Installments. Except as otherwise provided in Sections 7.1(a) and (b), the Distributable Amount or Withdrawal Amount of the Participant’s Accounts shall be valued as of the close of business on the last business day of the month immediately preceding the month in which installment payments commence. The installment payments made under the Plan shall be determined in accordance with the annual fractional payment method, calculated by multiplying the balance as determined above by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects five annual installments, the first payment shall be  1/5 of the balance of such Participant’s Accounts calculated as described above. The following year, the payment shall be  1/4 of the balance of such Participant’s Accounts, calculated as described above.

(e) Distributions from Stock Equivalent Account. Any amounts credited or allocated to a Stock Equivalent Account shall be distributed in the form of Common Stock. In no event shall the Company issue fractional shares in connection with the distributions of a Participant’s Stock Equivalent Account. The value of fractional hypothetical shares of Common Stock shall be distributed to the Participant in cash, based on the Fair Market Value of a share of Common Stock as of the most recent Valuation Date.

ARTICLE VIII.

ADMINISTRATION

8.1 Committee.

Unless and until the Committee delegates administration to an individual or another committee as set forth below, the Plan shall be administered by the Committee. The Committee may delegate administration (but not amendment or termination) of the Plan to an individual or a committee of one or more individuals (who need not be a member of the Board), and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to an individual or a committee of one or more individuals, the individual or committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee (other than the powers under Section 9.10), subject, however, to such resolutions not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Committee and except when the exercise of such authority would materially affect the cost of the Plan to the Company or materially increase benefits to Participants. The Committee may terminate its delegation of administrative authority at any time and revest in the Committee the administration of the Plan.

8.2 Committee Action.

The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Committee shall for purposes of administering the Plan choose a secretary who shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or other written direction of behalf of the Committee. Notwithstanding anything to the contrary in this Section 8.2, (i) the Committee (including any delegate of the Compensation Committee of the Board) may appoint a plan administrator and/or other agent pursuant to Section 8.3(h) without taking formal action pursuant to this Section 8.2 and (ii) if the Committee makes any such appointment, the plan administrator and/or other agent may act within the scope of its delegated authority without Committee approval of any such act pursuant to this Section 8.2.

8.3 Powers and Duties of the Committee. The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes as set forth herein, including, but not by way of limitation, the following:

(a) To select the Investment Funds in accordance with Section 4.2 hereof;

(b) To construe and interpret the terms and provisions of the Plan and to remedy any inconsistencies or ambiguities hereunder;

(c) To select employees eligible to participate in the Plan;

(d) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

(e) To maintain all records that may be necessary for the administration of the Plan;

(f) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(g) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof or with applicable law (including Section 409A);

(h) To appoint a plan administrator and/or any other agent (any which appointment may be made to one or more Company employees), and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

(i) To take all actions necessary for the administration of the Plan.

8.4 Construction and Interpretation.

Subject to Section 9.5, the Committee shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

8.5 Information.

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in the Plan, and such other pertinent facts as the Committee may require.

8.6 Compensation, Expenses and Indemnity.

(a) The members of the Committee shall serve without compensation for their services hereunder.

(b) The Committee is authorized at the expense of the Company to employ such legal counsel and other advisors as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

(c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

8.7 Statements.

Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant’s Accounts on a quarterly or annual basis.

8.8 Disputes.

(a) Claim.

A Participant or a Beneficiary who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Committee within the maximum time permitted by law, setting forth his or her claim. The request must be addressed to the Committee at the Company’s then principal place of business.

(b) Claim Decision.

If the claim is denied in whole or in part, the Committee shall notify the Claimant in writing or electronic notice, using language calculated to be understood by the Claimant, setting forth: (i) the specific reason or reasons for such denial; (ii) reference to the specific provisions of the Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including the time limits for requesting a review under subsection (c); and (v) a statement that the Claimant has the right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. In the case of an adverse determination of a claim on account of Disability, the information to the Participant must also include, to the extent necessary, the information set forth in Department of Labor Regulation §2560.503-1(g)(1)(V).

Such notification shall be provided within 90 days (45 days if the claim is on account of Disability) after the date the claim is received by the Committee (or within 180 days (or two additional 30-day periods if the claim in on account of Disability) if special circumstances require an extension of time for processing the claim and if written notice of such extension and special circumstances is given to such Claimant within the initial 90-day period or 45-day period, as applicable). If notification is not provided within such period, the claim shall be considered denied as of the last day of such period and the Claimant may request a review of the denied claim.

(c) Request For Review.

Within 60 days (180 days if the claim is on account of Disability) after the receipt by the Claimant of the notice of denial of a claim described above, the Claimant may request in writing a review of the determination of the Committee. Such request must be addressed to the Committee at the Company’s then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit comments, documents, records and other information relating to the claim for benefits in writing for consideration by the Committee. The Claimant or his or her duly authorized representative may upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records and other information relevant to the Claimant’s claim for benefits. If the Claimant does not request a review within such 60 day period, he or she shall be barred and estopped from challenging the Committee’s determination.

(d) Review of Decision.

Within 60 days (45 days if the claim is on account of Disability) after the receipt of a request for review by the Committee, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing or electronic notice, in a manner calculated to be understood by the Claimant, the decision setting forth: (i) the specific reason or reasons for such denial; (ii) reference to the specific provisions of the Plan on which such denial is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and (iv) a statement that the Claimant has the right to bring a civil action under Section 502(a) of ERISA. If special circumstances require that the 60-day (45-day period, if applicable) be extended, the Committee will so notify the Claimant in writing of such extension and special circumstances within the initial 60-day period (45-day period, if applicable) and will render the decision as soon as possible, but no later than 120 days (90 days if the claim is on account of Disability) after receipt of the request for review. If notification is not provided within such period, the claim will be considered denied as of the last day of such period.

(e) Amendment to Claims Procedure and Limitations Period.

The Committee may at any time alter the claims procedure set forth above, provided that the revised claims procedure complies with ERISA and the regulations issued thereunder. The claims procedure set forth in this Section 8.8 is intended to comply with United States Department of Labor Regulation §2560.503-1 and should be construed in accordance with such regulation. In no event shall the claims procedure be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation §2560.503-1. A Claimant must exhaust all administrative remedies under the Plan prior to bringing an action under ERISA or otherwise. No such action may be brought later than four years from the date the claim arose. The Committee’s interpretations, determinations and decisions with respect to any claim shall be made in its sole discretion based on the Plan and other relevant documents and shall be final and binding on all persons.

ARTICLE IX.

MISCELLANEOUS

9.1 Unsecured General Creditor.

Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or any Participating Company. No assets of the Company or any Participating Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s or any Participating Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company or Participating Company. The Company’s and a Participating Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company or any Participating Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that the Plan be unfunded for purposes of the Code and Title I of ERISA.

9.2 Grantor Trust.

Although the Company is responsible for the payment of all benefits under the Plan, the Company may, in its discretion, contribute funds or assets (including insurance policies on the life of any or all Participants and securities issued by the Company) to a grantor trust for the purpose of paying benefits under the Plan; provided, however, that no funds or assets shall be contributed to any such trust if such contribution would violate applicable law or result in the imposition of the additional tax under Section 409A. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company or a Participating Company, as the Company may deem necessary or advisable to prevent such funding from causing the Participants to be taxed on any such trust assets. To the extent any benefits provided under the terms of the Plan are actually paid from the trust, the Company or such Participating Company shall have no further obligation with respect thereto. To the extent any benefits provided under the terms of the Plan are not paid from the trust, such benefits shall remain the obligation of and shall be paid by the Company or the Participating Company. References to payments by the Company shall be deemed to include payments by the Company or by a Participating Company as the context may require. The Participants shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and the Participants shall have no security interest or preferred claim in or to the assets of any such grantor trust.

9.3 Restriction Against Assignment.

(a) The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or entity. No right, title or interest in the Plan or in any account may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. No right, title or interest in the Plan or in any Account shall be liable for the debts, contracts or engagements of the Participant or such Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Notwithstanding anything to the contrary in the Plan, subject to Treas. Reg. §1.409A-3(j)(4)(ii), the Committee may in its sole discretion accelerate the time or schedule of a payment under the Plan to an “alternate payee” (as defined in Section 414(p)(8) of the Code) or make a payment under the Plan to an “alternate payee” (as defined in Section 414(p)(8) of the Code), to the extent necessary to fulfill a “domestic relations order” (within the meaning of Section 414(p)(1)(B) of the Code).

9.4 Early Distribution In Limited Circumstances.

If, for any reason, all or any portion of a Participant’s benefits would qualify for a potential early distribution pursuant to Treas. Reg. §1.409A-3(j)(4)(iii) (relating to conflicts of interest), (j)(4)(vi) (relating to the payment of employment taxes) or (j)(4)(vii) (relating to the payment upon income inclusion under Section 409A), a Participant may petition the Committee for a distribution of that portion of his or her benefit, provided that whether to grant such petition shall be determined by the Committee in its sole discretion and that such petition may be granted only to the extent permitted under Section 409A. Any such distribution shall affect and reduce the benefits to be paid under the Plan.

9.5 Section 409A Compliance.

Notwithstanding any other provisions of the Plan to the contrary and to the extent applicable, it is intended that the Plan comply with the requirements of Section 409A, and the Plan shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company and the Participating Companies shall have no liability to any Participant, Beneficiary or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A.

9.6 Transition Rules.

Prior to January 1, 2009, the Company operated the Plan in good faith compliance with Section 409A and certain Internal Revenue Service transitional rules then in effect. Written deferral and distribution elections made during, or with respect to, Plan Years 2005-2008 shall remain in effect hereunder, even to the extent that the specific election choices offered for such years may not be available under the terms of this Plan document and/or specific election choices available under this Plan document may not have been offered, provided that subsequent actions with respect to such elections (e.g., changes thereto, forms of distribution, claims procedures) shall be governed by the terms of this Plan document. The distribution provisions in Article VII of this Plan document shall apply to the distribution of amounts deferred (within the meaning of Treas. Reg. §1.409A-6(a)(1)) on and after January 1, 2005 that commence on or after January 1, 2009.

9.7 Successors and Assigns.

The Plan shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.

9.8 Disputes.

In the event of a dispute involving any individual’s right to receive the benefit hereunder, the Committee or the Company may enter into an interpleader action. Payment of the benefit to a court of competent jurisdiction with proper notice to the appropriate parties in dispute shall be in full satisfaction of all claims against the Committee, the Company and any Participating Company as to the Plan.

9.9 Withholding.

There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes that the Company determines are required to be withheld by the Company in respect to such payment or the Plan. The Company shall have the right to reduce any payment (or Compensation) by the amount of such of cash sufficient to provide the amount of said taxes.

9.10 Amendment or Termination.

(a) Prior to a Change in Control, the Board or the Committee shall have the right to amend the Plan in whole or in part from time to time, and to amend and cancel any amendments; provided, however, that no such action shall cancel or reduce the amount of a Participant’s previously accrued vested benefits.

(b) The Company expects to continue the Plan indefinitely, but does not obligate itself to do so. Except as provided in this Section 9.10, the Company reserves the right to discontinue and terminate the Plan at any time, for any reason (including a change, or an impending change, in the tax laws of the United States or the State of California), by resolution of the Board, but in no event may such termination reduce the Participant’s previously accrued vested benefits. If the Plan is terminated, the Participant’s previously accrued vested benefits shall be paid in accordance with the terms of the Plan or on a schedule determined by the Committee that complies with the applicable requirements of Treas. Reg. §1.409A-3(j)(4)(ix).

9.11 Designation of Beneficiary.

(a) Each Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of such Participant’s Distributable Amount to such Beneficiaries upon such Participant’s death.

(b) Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the procedures established by the Committee and shall be effective upon delivery to the Committee.

(c) If a Participant is married, no designation of a Beneficiary other than the Participant’s spouse shall be valid unless consented in writing by such spouse. If there is no Beneficiary designation in effect, or the designated beneficiary does not survive the Participant, then the Participant’s spouse (if any) shall be the Beneficiary. If there is no surviving spouse, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary.

(d) After the Participant’s death, any Beneficiary (other than the Participant’s estate) who is to receive installment payments may designate a secondary beneficiary to receive amounts due under the Plan to the Beneficiary in the event of the Beneficiary’s death prior to receiving full payment from the Plan. If no secondary beneficiary is designated, it shall be the Beneficiary’s estate.

9.12 Governing Law.

Except to the extent preempted by ERISA, the Plan shall be construed, governed and administered in accordance with the laws of the State of California without regard to principles of conflict of laws.

9.13 Full Satisfaction.

Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, the Company and any Participating Company as to the Plan.

9.14 Payments on Behalf of Persons Under Incapacity.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is unable to care for his or her affairs because of physical or mental condition, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall be a complete discharge of all liability for any payments which such Participant was or would have otherwise been entitled to receive under the Plan.

9.15 Limitation of Rights.

Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, any Beneficiary or other person any legal or equitable right against the Company except as provided in the Plan. In no event shall the terms of employment of any Participant be modified or in any be effected by the provisions of the Plan.

9.16 Exempt ERISA Plan.

It is the intent of the Company that the Plan be considered and interpreted in all respects as an unfunded “top-hat” plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Subtitle B of Title I of ERISA to the maximum extent permissible under the provisions thereof.

9.17 Notice.

Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the General Counsel of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.18 Errors and Misstatements.

In the event of any misstatement or omission of fact by a Participant to the Committee or any clerical error resulting in payment of benefits in an incorrect amount, to the extent permitted by Section 409A, the Committee shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall pay or, if applicable, cause the Plan to pay, the Participant or any other person entitled to payment under the Plan any underpayment in a lump sum or to recoup any overpayment from the Participant or any other person entitled to payment under the Plan in such amounts as the Committee shall direct or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

9.19 Pronouns and Plurality.

The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

9.20 Severability.

In the event that any provision of the Plan shall be declared unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if such unenforceable or invalid provision had never been included herein.

9.21 Status.

The establishment and maintenance of, or allocations and credits to, the Accounts of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan.

9.22 Headings.

Headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer.

MATTEL, INC.

Dated: October 22, 2008	By:	/s/ Alan Kaye